Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 8, 2021	BANKCAP PARTNERS OPPORTUNITY FUND, L.P.

	By:	BankCap Partners GP, L.P., its general partner

	By:	BankCap Equity Fund, LLC, its general partner

	By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

BANKCAP PARTNERS GP, L.P.

	By:	BankCap Equity Fund, LLC, its general partner

	By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

BANKCAP EQUITY FUND, LLC

	By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

BRIAN D. JONES

	By:	/s/ Scott A. Reed
Scott A. Reed
Attorney-in-Fact

SCOTT A. REED

	By:	/s/ Scott A. Reed